Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Carey Watermark Investors 2 Incorporated of our report dated March 15, 2019 relating to the financial statements and financial statement schedules of Carey Watermark Investors Incorporated, which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
January 10, 2020